Exhibit 10.4

PROMISSORY NOTE

$1,575,000                                                                                                             Due in Accordance
                                                                                                                           With Loan Agreement

            FOR VALUE RECEIVED the undersigned promises to pay to or to the order of Doral EZ Investments Inc. (the "Lender") at Mississauga, Ontario, at the times and in the manner set forth in a loan agreement dated September 19, 2002 between the undersigned and the Lender (the "Loan Agreement"):

            (a)                the principal amount of $1,575,000 in lawful money of Canada or so much thereof as may be advanced and outstanding pursuant to the Loan Agreement;
            (b)               all interest accrued on such principal amount outstanding from time to time and all interest accrued on overdue interest calculated and payable in like currency at the rate applicable thereto as stipulated in the Loan Agreement; and
            (c)                all other amounts owing by the undersigned to the Lender pursuant to the Loan Agreement.

            This promissory note is issued pursuant to the Loan Agreement to evidence the principal amounts advanced, any repayments on account thereof and the unpaid balance of the principal amount outstanding from time to time.  The President of the Lender is hereby authorized to endorse on the schedule annexed hereto, or on any continuation schedule which may at any time be attached hereto, the date and amount of each advance, and each payment of principal on account thereof, together with the unpaid balance of the principal amount outstanding owing by the undersigned to the Lender pursuant to the Loan Agreement.  Each such endorsement shall be prima facie evidence of the amounts so advanced and repaid and, in the absence of manifest mathematical error, this promissory note shall be conclusive evidence of the amount of the undersigned's liability to the Lender for the unpaid balance of the principal amount outstanding owing by the undersigned to the Lender pursuant to the Loan Agreement.  In the event of default of the payment in accordance with the terms of this promissory note, the undersigned shall pay all costs incurred by the holder in enforcing and collecting on this promissory note, including legal costs on a solicitor and client basis.

            Notwithstanding the due date specified in this promissory note, in the event of default by the undersigned pursuant to the Loan Agreement, the principal sum remaining unpaid together with all interest accrued thereon shall immediately become due and payable, without demand or other further notice.

            The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based on indulgences which may be granted by the holder to any party liable thereon.

            DATED this 23rd day of September, 2002.

                                                                                    PURE PLAY MEDIA, INC.

                                                                                    Per:    /s/ Richard Arnold
                                                                                          Authorized Signing Officer

LOAN ADVANCES AND PAYMENTS

DATE	Amount Advanced	Amount Paid	Outstanding Principal Balance	Recording Officer's Initials
September 23, 2002	$1,575,000 (CDN)	__	$1,575,000 (CDN)